                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             Berger Holdings, Ltd.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                             BERGER HOLDINGS, LTD.
                          805 Pennsylvania Boulevard
                            Feasterville, PA 19053

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 30, 1999

  The Annual Meeting of Shareholders (the "Meeting") of Berger Holdings, Ltd. (the "Company") will be held on Wednesday, June 30, 1999 at 10:00 a.m. local time at the offices of the Company, 805 Pennsylvania Boulevard, Feasterville, PA 19053, for the following purposes:

    1. To elect three directors to hold office until their successors in office have been duly elected and qualified; and

    2. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

  The close of business on May 25, 1999 has been fixed as the record date for the Meeting. All shareholders of record at that time are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. In the event that the Meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although otherwise less than a quorum, shall constitute a quorum for the purpose of acting upon any matter set forth in this notice.

  All shareholders are cordially invited to attend the Meeting. The Board of Directors of the Company urges you to date, sign and return promptly the enclosed proxy to give voting instructions with respect to your shares of Common Stock. The proxies are solicited by the Board of Directors of the Company. The return of the proxy will not affect your right to vote in person if you do attend the Meeting. A copy of the Company's 1998 Annual Report to Shareholders is also enclosed.

                                          Joseph F. Weiderman
                                          President, Chief Operating Officer
                                           and Secretary

Feasterville, Pennsylvania
May 28, 1999

                             BERGER HOLDINGS, LTD.
                          805 Pennsylvania Boulevard
                            Feasterville, PA 19053

                                PROXY STATEMENT

  The enclosed proxy is solicited by the Board of Directors (the "Board") of Berger Holdings, Ltd. (the "Company"), a Pennsylvania corporation, for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Wednesday, June 30, 1999 at 10:00 a.m. local time at the offices of the Company, 805 Pennsylvania Boulevard, Feasterville, PA 19053 and any adjournment or postponement thereof. This proxy statement, the foregoing notice and the enclosed proxy are first being mailed to shareholders on or about May 28, 1999.

  The Board does not intend to bring any matters before the Meeting other than the matters specifically referred to in the Notice of the Meeting, nor does the Board know of any matter that anyone else proposes to present for action at the Meeting. However, if any other matters properly come before the Meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the Meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

  In the absence of instructions, the shares of Common Stock (as defined below) represented at the Meeting by the enclosed proxy will be voted "FOR" the nominees of the Board in the election of a director. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

                               VOTING SECURITIES

  At the close of business on May 25, 1999, the record date, the Company had outstanding 5,405,265 shares of common stock, par value $0.01 per share (the "Common Stock").

  On all matters voted upon at the Meeting and any adjournment or postponement thereof, each record holder of Common Stock as of the record date will be entitled to one vote per share.

  The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders, voting as a single class, are entitled to cast on each matter to be acted upon at the Meeting shall constitute a quorum for the purposes of consideration and action on that matter. All shareholders vote as a single class as to all matters other than the election of directors. Each matter to be voted on shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. An abstention will be counted as being present for purposes of determining the presence or absence of a quorum with respect to the applicable matter, but will not constitute a vote cast for or against that matter. As to certain matters, brokers who hold shares in street name for customers are not entitled to vote those shares without specific instructions from such customers. Under applicable Pennsylvania law, a broker non-vote will count as being present with respect to such matter for purposes of determining the presence or absence of a quorum, but will not count as a vote cast for or against the applicable matter. In the event that the Meeting has been adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although less than a quorum as described above, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the foregoing notice.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of December 31, 1998, information with respect to the securities holdings of (i) the Company's directors and executive officers, (ii) all directors and executive officers as a group, and
(iii) all persons believed by the Company to beneficially own more than five percent of the outstanding Common stock based upon filings with the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated, such ownership is believed to be direct, with sole voting and investment power. The address of each such person is 805 Pennsylvania Boulevard, Feasterville, PA 19053, unless a different address is indicated.

 Name and Address                                     Shares Owned
  of Outstanding                                      Beneficially   Percentage
 Beneficial Owner                                     and of Record  of Shares
 ----------------                                     -------------  ----------
Theodore A. Schwartz.................................     465,692(1)    8.32%
Joseph F. Weiderman..................................     388,090(2)    6.98%
Paul L. Spiese, III..................................     344,726(3)    6.21%
Jacob I. Haft, M.D...................................     151,700(4)    2.83%
Larry Falcon.........................................      67,791(5)    1.27%
Dr. Irving Kraut.....................................     277,533(6)    5.16%
Jay Seid.............................................      26,500          *
John Paul Kirwin.....................................       5,000          *
Francis E. Wellock, Jr...............................     145,750(7)    2.69%
Tandem Capital.......................................     588,235(8)    9.99%
Argosy Investment Partners, L.P......................     352,941(8)    6.24%
All Directors and Executive Officers as a group (9
 persons)............................................   2,813,491      38.45%

--------
 *  less than 1%
(1) Includes 1,500 shares of Common Stock registered to Mr. Schwartz as joint tenant with Janice L. Bredt and options to purchase 290,000 shares of Common Stock.
(2) Includes options to purchase 258,143 shares of Common Stock.
(3) Includes options to purchase 253,700 shares of Common Stock.
(4) Includes options to purchase 55,000 shares of Common Stock.
(5) Includes options to purchase 30,000 shares of Common Stock.
(6) Includes options to purchase 75,000 shares of Common Stock.
(7) Includes options to purchase 114,000 shares of Common Stock.
(8) Consists solely of shares of the Company's Series A Convertible Preferred Stock, which are convertible into the indicated number of shares of Common Stock.

                ELECTION OF DIRECTORS AND CONTINUING DIRECTORS

The Board of Directors

  The bylaws of the Company provide for a board of directors consisting of three classes, with each class being as equal in number as possible. At each annual meeting of shareholders, directors are elected for a full term of three years to succeed directors whose terms are expiring. The Board has nominated Joseph F. Weiderman, John Paul Kirwin, III and Jacob I. Haft, M.D. to serve as directors until their respective successors in office have been duly qualified and elected. Messrs. Weiderman and Kirwin and Dr. Haft are currently serving as directors and each of them has indicated a willingness to continue to serve as a director. In the event that Mr. Weiderman, Mr. Kirwin or Dr. Haft becomes unavailable to accept nomination or election as a director, the persons named in the enclosed proxy will vote the shares they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors.

  Proxies for holders of Common Stock executed on the enclosed form will be voted, in the absence of other instructions, "FOR" the election of Messrs. Weiderman and Kirwin and Dr. Haft.

  Set forth below, with respect to each nominee for director and each director continuing in office, is the name, age, the time period during which he has served as a director of the Company and his principal occupation or employment and business affiliations at present and during the past five years.

Nominees For Election as Director with Terms to Expire in 2002

  JOSEPH F. WEIDERMAN, age 57, was elected a director of the Company on June 1, 1990, has served as Secretary and Treasurer of the Company since February 1990, served as Chief Financial Officer of the Company from June 1, 1990 to August 19, 1996, was elected President of the Company on January 15, 1991 and has served as Chief Operating Officer of the Company since June 1, 1990. Mr. Weiderman holds a Bachelor of Science Degree in Accounting and a Master of Business Administration Degree in Finance from LaSalle University. Prior to his joining the Company, Mr. Weiderman served for over 14 years as the Chief Financial Officer of Harry Levin, Inc., a multi-store retailer.

  JACOB I. HAFT, M.D., age 62, was elected a director of the Company in conjunction with the Company's acquisition of Berger Bros Company ("Berger Bros") in 1989. Dr. Haft has practiced medicine, with a specialization in cardiology, for over twenty-five years. Since 1974, Dr. Haft has been a Cardiologist and from 1974 to 1998 was Chief of Cardiology at St. Michael's Medical Center in Newark, New Jersey. In addition, Dr. Haft is currently a Clinical Professor of Medicine at the New Jersey College of Medicine and Dentistry and Professor of Medicine at the Seton Hall University Post Graduate School of Medicine. Dr. Haft has several professional certifications, is a member of various professional societies and associations and has published many scholarly articles and books. Dr. Haft has served on the Cardiac Services Committee of the New Jersey Department of Health.

  JOHN PAUL KIRWIN, III, age 43, was elected as a director of the Company on December 15, 1997. Mr. Kirwin is a principal in Argosy Investment Partners, L.P., a small business investment company. Mr. Kirwin is also a principal in Odyssey Capital Group, L.P., a private investment fund. Mr. Kirwin was a corporate and securities attorney for 14 years, including six years as a partner at McCausland, Keen & Buckman, until joining Odyssey full time in January 1996. Mr. Kirwin holds a Juris Doctris, Order of the Coif, from the National Law Center of George Washington University and a Bachelor of Arts from Dickinson College.

Continuing Directors with Terms to Expire in 2000

  Dr. IRVING KRAUT, age 81, has served as a director of the Company since July 1993. Dr. Kraut was a practicing orthodontist from 1948 to 1991. Since that time, he has served as a consultant to orthodontists in his capacity as President of Irving Kraut, D.D.S., P.A. Since 1978, Dr. Kraut has served as a director of Princeton Research Lands, Inc., a private real estate company.

  THEODORE A. SCHWARTZ, age 69, was elected a director of the Company effective June 1987 and served as President of the Company from May 5, 1988 to May 30, 1989 and from July 17, 1990 to January 15, 1991. From May 30, 1989 to present, Mr. Schwartz has served as Chairman of the Board and Chief Executive Officer of the Company. Mr. Schwartz holds a Bachelor of Science Degree in Economics from the Wharton School of Finance. Prior to his joining the Company, Mr. Schwartz spent 35 years in the investment banking and securities industry.

  JAY SEID, age 38, was elected as a director of the Company on December 15, 1997. Mr. Seid is a Vice President of Bachow & Associates, a venture capital firm. Prior to joining Bachow & Associates in December 1992, Mr. Seid was President and General Counsel of Judicate, Inc. Previously he was an attorney specializing in corporate law at Wolf, Block, Schorr and Solis-Cohen LLP in Philadelphia. Mr. Seid graduated with a B.A. from Rutgers University and received a J.D. from New York University School of Law.

Continuing Directors with Terms to Expire in 2001

  PAUL L. SPIESE, III, age 46, was elected a director of the Company on March 30, 1991. Mr. Spiese joined Berger Bros as Plant Manager in 1985 and was named Vice President--Manufacturing of the Company in July 1990. Previously, he was employed by Hurst Performance, Inc. as Plant Manager.

  LARRY FALCON, age 58, has served as a director of the Company since November 1985 and acted as Chairman of the Board from September 3, 1986 to June 1, 1987. He has served as President of the Residential Division of The Kaplan Organization, a real estate developer, since 1985.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Company has an Audit Committee and a Compensation Committee. The Audit Committee consists of Messrs. Haft, Kirwin and Seid. The functions of the Audit Committee generally include reviewing with the independent auditors the scope and results of their engagement and reviewing the adequacy of the Company's system of internal accounting controls.

  The Compensation Committee consists of Mr. Falcon and Dr. Kraut. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation, and granting stock options, for the Company's executive officers.

  The Board held four meetings in 1998, the Audit Committee three meetings and the Compensation Committee one meeting. In 1998, each director attended at least 75% of the combined number of meetings of the Board and of the Committees on which such director served.

                           COMPENSATION OF DIRECTORS

  During 1998, members of the Board who were not also executive officers of the Company were paid $250 for attendance at each meeting of the Board or a Committee on which such director served.

                    PROCEDURES FOR SHAREHOLDER NOMINATIONS

  Nominations for election of directors may be made by any shareholder entitled to vote for the election of directors if written notice (the "Notice") of the shareholder's intent to nominate a director at the Meeting is given by the shareholder and received by the Secretary of the Company in the manner and within the time specified below. The Notice shall be delivered to the Secretary of the Company not less than 14 days nor more that 50 days prior to any meeting of the shareholders called for the election of directors; except that, if less than 21 days' notice of the meeting is given to shareholders, the Notice shall be delivered to the Secretary of the Company not later than the earlier of the seventh day following the day on which notice of the meeting was first mailed to shareholders or the fourth day prior to the meeting. In lieu of delivery to the Secretary of the Company, the Notice may be mailed to the Secretary of the Company by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the Secretary of the Company. These requirements do not apply to nominations made by the Board.

  The Notice shall be in writing and shall contain or be accompanied by the name and residence address of the nominating shareholder, a representation that the shareholder is a holder of record of voting stock of the Company and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice, such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A of the rules and regulations established by the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), had proxies been solicited with respect to such nominee by the management or Board of the Company, a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders, and the consent of each nominee to serve as a director of the Company if so elected.

                            EXECUTIVE COMPENSATION

  The following table shows the annual compensation of each of the Company's executive officers for the years 1998, 1997 and 1996.

                          SUMMARY COMPENSATION TABLE

                                                                   Long-Term
                                                                  Compensation
                                                                  ------------
                                      Annual Compensation            Awards
                              ----------------------------------- ------------
                                                                   Securities
                                                                   Underlying   All Other
 Name & Principal                                  Other Annual     Options/   Compensation
     Position            Year Salary($) Bonus($) Compensation ($)   SARs (#)       ($)
 ----------------        ---- --------- -------- ---------------- ------------ ------------
Theodore A. Schwartz.... 1998 $154,315  $12,500          0              --        14,735(1)
 Chairman & Chief        1997  131,561   10,000          0              --        12,770
 Executive Officer       1996  131,955   31,854          0          200,000       11,273
Joseph F. Weiderman..... 1998 $157,353  $22,500          0              --         2,213(2)
 President and Chief     1997  127,512   10,000          0              --         2,507
 Operating Officer       1996  118,435   42,470          0          200,000        2,242
Paul L. Spiese, III..... 1998 $114,950  $15,750          0              --         1,939(3)
 Vice President          1997   93,767   10,000          0              --         1,879
                         1996   88,015   29,980          0          200,000        1,856
Francis E. Wellock,      1998 $ 96,597  $13,500          0              --           533(4)
 Jr..................... 1997   75,132   10,000          0              --           514
 Chief Financial Officer 1996   55,818    5,000          0          180,000           49

--------
(1) Represents premiums paid by the Company for life insurance for the benefit of Mr. Schwartz.
(2) Represents premiums paid by the Company for life insurance for the benefit of Mr. Weiderman.
(3) Represents premiums paid by the Company for life insurance for the benefit of Mr. Spiese.
(4) Represents premiums paid by the Company for life insurance for the benefit of Mr. Wellock.

  The following table shows (1) the number and value of options exercised by the Company's executive officers during 1998 and (2) the number and value of unexercised options held by the Company's executive officers at the end of 1998:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION VALUES

                                                                                      Value of Unexercised In
                                                           # of Unexercised Options   the-Money Options/SARs
                         Shares Acquired                         at FY-End(#)              at FY-End ($)
          Name           on Exercise (#) Value Realized($) Exercisable/Unexercisable Exercisable/Unexercisable
          ----           --------------- ----------------- ------------------------- -------------------------
Theodore A. Schwartz....     11,717               0             290,000/200,000          $525,625/$344,500
Joseph F. Weiderman.....      2,500               0             258,143/200,000          $467,534/$344,500
Paul L. Spiese, III.....        833               0             253,700/200,000          $459,831/$344,500
Francis E. Wellock,
 Jr.....................      1,000               0             114,000/150,000          $206,625/$258,375

Employment Agreements and Arrangements

  Pursuant to employment agreements amended as of December 15, 1997 and again in 1998 (and with respect to Mr. Wellock, entered into as of such date) (collectively, the "Employment Agreements"), Mr. Schwartz is employed by the Company as its Chief Executive Officer, Mr. Weiderman as its President, Chief Operating Officer and Treasurer, Mr. Spiese as its Vice President-- Manufacturing and Mr. Wellock as its Vice President of Finance and Chief Financial Officer. Each of the Employment Agreements will expire on December 31, 2000, and is subject to extension if the executive and the Company so agree. The salaries provided for by the Employment Agreements are set forth therein; see the Summary Compensation Table above for the base salaries paid in 1998, 1997 and 1996. The Employment Agreements provide that the executives shall each be entitled to a bonus at the discretion of the Board, and that during each of 1999 and 2000, each executive will be granted options to purchase shares of the Common Stock.

  Pursuant to the Employment Agreements, the Company and the executives have agreed that if, at the end of the term of any Employment Agreement, the Company and the applicable executive have not agreed to an extension of such agreement for a minimum additional term of three years, the Company is obligated to pay such officer an amount equal to 50% of his then annual salary in weekly installments over a six month period (the "Severance Payment"). During the term of the applicable Employment Agreement, and so long as each executive receives the Severance Payment, such executive is prohibited from engaging directly or indirectly in any business which is the same as, similar to or in competition with the business of the Company.

  In the event that the applicable executive is unable to perform his duties under the Employment Agreement due to disability for an aggregate period of more than 180 days in any 365 day period, the Company may terminate such executive's employment upon 90 days notice. In such event, the Company is obligated to pay such executive his full salary for a period of 12 months. At the end of such 12 month period, the Company is obligated to pay such executive the sum of $1,000 per week, subject to certain reductions set forth in the Employment Agreement, for a period of three years and then $500 per week for the remainder of such executive's life. The Employment Agreements also provide for the use of a car and for life insurance coverage.

Certain Relationships and Related Transactions

  The Company holds promissory notes made by Messrs. Schwartz, Weiderman and Spiese, the Company's Chief Executive Officer, President, Chief Operating Officer and Treasurer, and Vice President--Manufacturing, respectively, totaling $175,083, $152,000 and $100,833 (the "Notes") respectively, each of which bears interest at a rate of six per cent per annum. The Notes require that the principal and accrued interest to be paid on or before November 21, 2001. The proceeds of the Notes were used by Messrs. Schwartz, Weiderman and Spiese to purchase securities of the Company in the Company's 1993 private placement and in connection with the exercise of warrants to purchase shares of the Common Stock in 1996. Securities purchased in the private placements were on the same terms as those agreed to by other investors in the private placements. The largest aggregate amount outstanding under the Notes during 1998 were $175,083, $152,000 and $100,833 respectively, all of which amounts are currently outstanding. There are additional notes outstanding, which are less than $50,000 each.

Compliance with Section 16(a) of the Exchange Act

  Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of these reports.

  Based on the Company's review of the copies of the reports received by it, the Company believes that all filing required to be made by the Reporting Persons for the year ended December 31, 1998 were made on a timely basis, except for a Form 4 filed by Mr. Weiderman in February 1999.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of Berger Holdings, Ltd. (the "Committee") is pleased to present its report on executive compensation. The report describes the underlying philosophy and objectives of the Company's executive compensation program, the various elements of the program, and the basis for the compensation determinations made by the Committee with respect to executive officers for 1998.

Executive Compensation Philosophy and Objectives

  The Company endeavors to ensure that executive compensation is linked directly to continuous improvements in corporate performance, the achievement by officers of corporate objectives, and increases in long-term stockholder value.

Compensation Program Elements for 1998

  The Company's executive compensation is comprised of two components, as described below. Each component is intended to serve the Company's compensation philosophy and guidelines.

  Base Salary/Option Grants: The base salaries of each of the executive officers of the Company, as well as the terms of option grants to each of the executive officers, have been established pursuant to employment agreements between these executives and the Company. See "Employment Agreements and Arrangements," above.

  Annual Incentive Compensation: The executive officers of the Company are eligible to receive annual incentive payments. The Compensation Committee awards incentive compensation based on consideration of factors including the following:

    (1) Individual performance during the year;

    (2) Progress made by the Company in product development, improvements in customer service and sales of products and services; and

    (3) Achievement in reaching Company goals for profitability.

Compensation of the CEO and Other Executive Officers

  Mr. Schwartz's base salary is established pursuant to his employment agreement. For 1998, the Committee awarded Mr. Schwartz incentive compensation of $12,500. Mr. Schwartz's incentive compensation was determined based on an assessment of the factors described above.

  The Committee reviewed the performance of the other executive officers against the same key elements that were considered significant in the evaluation of the CEO. The executive officers were awarded incentive compensation ranging from $13,500 to $22,500.

The Legislative Cap on Deductibility of Pay

  The Internal Revenue Code of 1986, as amended (the "Code") imposes a $1 million dollar limit on the deductibility of pay for executives. The Company's cash compensation level is far below the limit. Therefore, this legislation will not impact current pay levels.

  The Company believes that the stock options granted to their executives are exempt from the limitations of the regulation, because they are a form of "qualified performance-based compensation."

  The foregoing report has been furnished by the members of the Committee who are listed below. No member of the Committee is a current officer or employee of the Company.

             THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

                     Larry Falcon      Irving Kraut, D.D.S

February 5, 1999

                    ADDITIONAL INFORMATION WITH RESPECT TO
          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Compensation Committee are Mr. Falcon and Dr. Kraut. There were no relationships during 1998 that are required to be disclosed under Item 401(j) of Regulation S-K promulgated by the Securities and Exchange Commission.

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  KPMG LLP performed the customary auditing services for the fiscal year ended December 31, 1998. The Company has selected KPMG LLP as its independent auditors to perform these services for the current fiscal year. A representative of KPMG LLP is expected to be present at the Meeting. This representative will be available to respond to questions from the floor and will be afforded an opportunity to make any statement which he or she may deem appropriate.

  On November 20, 1998, the Company determined that in order to achieve its goals it was more advantageous to retain a firm with a national presence and not to renew the engagement of its previous independent accountant, Goldenberg Rosenthal LLP ("Goldenberg"). At that time, the Company selected KPMG LLP as its principal independent accountant and replacement for Goldenberg. The Audit Committee recommended that KMPG LLP be engaged to replace Goldenberg, and the Board of Directors approved this recommendation, effective November 20, 1998.

  The reports of Goldenberg on the Company's consolidated financial statements as of and for the years ended December 31, 1997 and December 31, 1996 contained no adverse opinion or disclaimer of opinion, nor were such financial statements qualified or modified as to uncertainty, audit scope or accounting principles.

  During the Company's two most recent fiscal years and the subsequent interim period preceding the replacement of Goldenberg, there were no disagreements between the Company and Goldenberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Goldenberg, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its report.

  None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission occurred with respect to the Company within its two most recent fiscal years and the subsequent interim period preceding the replacement of Goldenberg.

                         STOCK PRICE PERFORMANCE GRAPH

  The following table compares the cumulative total stockholder return on the shares of Common Stock for the period beginning December 31, 1993 and ending December 31, 1998 with the cumulative total return on the NASDAQ Market Index ("NASDAQ Market") and the NASDAQ Non-Financial Index ("NASDAQ Non-Financial") over the same period. Total return values for the NASDAQ Market, the NASDAQ Non-Financial and the Common Stock were calculated based on cumulative total return assuming the investment of $100 in the NASDAQ Market, the NASDAQ Non-Financial and the Common Stock on December 31, 1993, and assuming reinvestment of dividends in all cases. The stockholder return shown on the graph below is not necessarily indicative of future performance.

                        COMPARISON OF CUMULATIVE TOTAL RETURN OF
                        COMPANY, PEER GROUP AND BROAD MARKET
         ---------------------FISCAL YEAR ENDING---------------------
COMPANY/INDEX/MARKET            1993    1994    1995    1996    1997    1998
Berger Holdings Inc. Ltd.     100.00   58.06   45.16  103.23  200.00  170.97
NASDAQ Non-Financials         100.00   96.16  134.03  162.84  191.05  279.82
NASDAQ Market Index           100.00  104.99  136.18  169.23  207.00  291.96

  The NASDAQ Non-Financial (consisting of companies that have SIC codes 1 through 59 and 70 through 99) is maintained by the Center for Research in Security Prices at the University of Chicago, is published daily and monthly, and is based on the closing prices of the stock.

  The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                             SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 2000 must be received by March 2, 2000 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting, or, at the discretion of the shareholder, to be presented at the meeting but not included in the proxy materials. If notice of any such proposal is not received by the Company at the address set forth on the first page of this Proxy Statement by March 2, 2000, then such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) promulgated under the Exchange Act and, therefore, the Company will have the right to exercise discretionary voting authority with respect to such proposal. Shareholder proposals should be directed to Joseph F. Weiderman, President, Chief Operating Officer and Secretary, at the address of the Company set forth on the first page of this proxy statement.

                            SOLICITATION OF PROXIES

  The accompanying form of proxy is being solicited on behalf of the Board. The expenses of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the company or its subsidiaries.

                          ANNUAL REPORT ON FORM 10-K

  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO JOSEPH F. WEIDERMAN, PRESIDENT, CHIEF OPERATING OFFICER AND SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                             BERGER HOLDINGS, LTD.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  I hereby constitute and appoint Theodore A. Schwartz and Joseph F. Weiderman and each of them acting individually my true and lawful agents and proxies, with full power of substitution in each, to vote all shares held of record by me at the 1999 Annual Meeting of Shareholders of Berger Holdings, Ltd. to be held on June 30, 1999 and any adjournments or postponements thereof. I direct said proxies to vote as specified on the reverse side.

  UNLESS OTHERWISE SPECIFIED, ALL SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF POSTPONEMENT THEREOF.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

1. Election of Directors

    FOR all nominees listed (except as indicated        WITHHOLD AUTHORITY
    to the contrary below)                              to vote for all nominees
    [_]                                                 [_]


    To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below:


    Joseph F. Weiderman       John Paul Kirwin, III       Jacob I. Haft, M.D.

                CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.

  THE UNDERSIGNED HEREBY REVOKES ALL PREVIOUS PROXIES FOR THE MEETING AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF BERGER HOLDINGS, LTD.

                                     Date: _______________________ , 1999

                                     ____________________________________
                                     Signature

                                     ____________________________________

                                     NOTE: Please sign this proxy
                                     exactly as name(s) appear in
                                     address. When signing as attorney-
                                     in-fact, executor, administrator,
                                     trustee or guardian, please add
                                     your title as such.